EXHIBIT 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER OF THE COMPANY PURSUANT TO RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
I, Shane W. Hostetter, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Quaker Chemical Corporation;
2.Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1; and
3.Based on my knowledge, the financial statements, and other financial information included in this Amendment No. 1 fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Amendment No. 1.

Date: March 14, 2024
/s/ Shane W. Hostetter
Shane W. Hostetter
Chief Financial Officer